As filed with the Securities and Exchange Commission on December 9, 2002

Registration No. 333-89982

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CSK Auto Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5531	86-0765798

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

645 E. Missouri Ave., Suite 400
Phoenix, Arizona 85012
(Address of Principal Executive Offices)

Maynard Jenkins
CSK Auto Corporation
645 E. Missouri Ave., Suite 400
Phoenix, Arizona 85012
(602) 265-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4100
Denver, Colorado 80202
(303) 298-5700
Attention: Richard M. Russo

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [   ]

         On June 6, 2002, CSK Auto Corporation (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-89982) covering 12,976,562 shares of the Registrant’s Common Stock to be sold in an underwritten public offering, including 5,641,967 to be sold by certain selling stockholders named therein and 1,692,595 shares subject to a right granted to the underwriters to cover overallotments (the “Registration Statement”). On June 27, 2002, the Securities and Exchange Commission declared the Registration Statement effective. As a result of decisions on the part of the proposed selling stockholders to reduce the number of shares they would sell, 3,041,967 shares were not sold by the proposed selling stockholders and, consequently, the underwriters’ overallotment shares were reduced by 456,295 shares.

         In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, the Registrant hereby deregisters 3,498,262 shares which remain unsold under the Registration Statement, leaving 9,478,300 shares covered by such Registration Statement.

SIGNATURES

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 9, 2002.

CSK AUTO CORPORATION

By: /S/DON W. WATSON

Don W. Watson

Senior Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/MAYNARD JENKINS Maynard Jenkins	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2002

/s/ DON W. WATSON Don W. Watson	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	December 9, 2002

/s/ JAMES G. BAZLEN* James G. Bazlen	Director	December 9, 2002

/s/ JAMES EGAN* James Egan	Director	December 9, 2002

Name	Title	Date

/s/ MORTON GODLAS* Morton Godlas	Director	December 9, 2002

/s/ TERILYN HENDERSON* Terilyn Henderson	Director	December 9, 2002

/s/ CHARLES K. MARQUIS* Charles K. Marquis	Director	December 9, 2002

/s/ SIMON MOORE* Simon Moore	Director	December 9, 2002

/s/ CHRISTOPHER J. STADLER* Christopher J. Stadler	Director	December 9, 2002

/s/ SAVIO W. TUNG* Savio W. Tung	Director	December 9, 2002

*By: /s/ DON W. WATSON
Don W. Watson as attorney-in-fact